Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142061, No. 333-84398, and No. 33-92918) of Energy Conversion Devices, Inc. of our report dated June 26, 2009, with respect to the Consolidated Financial Statements of Solar Integrated Technologies, Inc. for the year ended December 31, 2008, included in this Current Report on Form 8-K of Energy Conversion Devices, Inc.

/s/ Ernst & Young LLP

Los Angeles, California
August 25, 2009